Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225522, 333-218099, 333-211254, 333-165418, 333-157685, 333-149203, 333-145074, 333-139555, and 333-121584) and on Form F-3 (No. 333-210203) of Sanofi of our reports dated March 8, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France

March 8, 2019

PricewaterhouseCoopers Audit

/s/ Philippe Vogt             /s/ Stéphane Basset